                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                          Level 3 Communications, Inc.

                             17,000,000 Shares 1/
                                               -
                                  Common Stock
                               ($0.01 par value)

                          U.S. Underwriting Agreement

                                                              New York, New York
                                                               February 23, 2000

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated

As U.S. Representatives of the several
U.S. Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

          Level 3 Communications, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several U.S. Underwriters named in Schedule I hereto, for whom the U.S. Representatives are acting as representatives, 17,000,000 of shares of Common Stock, $0.01 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 2,550,000 additional shares of Common Stock to cover over-allotments (the "U.S. Option Securities"; and together with the U.S. Underwritten Securities, the "U.S. Securities"). It is understood that the Company is concurrently entering into an International Underwriting Agreement providing for the sale by the Company of an aggregate of 3,000,000 shares of Common Stock (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities") and providing for the grant to the International Underwriters of an option to purchase from the Company up to 450,000 additional shares of Common Stock (the "International Option Securities"). It is further understood and agreed that the International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting

_________________

     1/  Plus an option to purchase from the Company up to 2,550,000 additional
     -
Securities to cover over-allotments.

Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional U.S. Underwriters listed on Schedule I other than you, the term U.S. Representatives as used in this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statements, the Basic Prospectus, any Preliminary Prospectus or any Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statements or the issue date of the Basic Prospectus, any Preliminary Prospectus or any Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statements, the Basic Prospectus, any Preliminary Prospectus or any Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statements, or the issue date of the Basic Prospectus, any Preliminary Prospectus or any Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used in this U.S. Underwriting Agreement are defined in Section 17 hereof.

          1.   Representations and Warranties.  The Company represents and
               -------------------------------
warrants to, and agrees with, each U.S. Underwriter as set forth below in this
Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission registration statements (file numbers 333-91899 and 333-68887) on Form S-3, including a related basic prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statements, final prospectus supplements relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statements, an amendment to such registration statements (including the forms of final prospectus supplements) or (3) final prospectuses in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statements, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statements and the Final Prospectuses. As filed, such final prospectus supplements or such amendments and forms of final prospectus supplements shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian
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                                                                               3

     Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The latter form of prospectus is identical to the former except for the outside front cover page, page (ii) and the outside back cover page.

          (b) On the Effective Date, the Registration Statements did or will, and when the Final Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this U.S. Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectuses (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statements did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date (if the Final Prospectuses are not filed pursuant to Rule 424(b)) or on the date of any filing pursuant to Rule 424(b) (if the Final Prospectuses are filed pursuant to Rule 424(b)) and, in either case, on the Closing Date and any settlement date, the Final Prospectuses (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statements or the Final Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statements or the Final Prospectuses (or any supplement thereto).

          (c) Subsequent to the respective dates as of which information is given in the Final Prospectuses, except as set forth or contemplated in the Final Prospectuses, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole, and there has not been, singularly or in the aggregate, any material adverse effect, in the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Without limiting the foregoing, neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Final Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, constituting a Material Adverse Effect, otherwise than as set forth or contemplated in the Final Prospectuses.

          (d) Each of the Company and the Subsidiaries (x) has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of organization and is in good standing under the laws of such jurisdiction, (y) has the requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Final Prospectuses, and to own, lease and operate
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                                                                               4

     its properties and (z) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where any failure to be so qualified would not, singularly or when aggregated with failures to be qualified elsewhere, have a Material Adverse Effect. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the Securities. The term "Subsidiary" means each entity listed on Schedule II hereto.

          (e) The Company's authorized equity capitalization is as set forth in the Final Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectuses and, except for outstanding warrants and options to purchase shares of Common Stock that in the aggregate represent less than 1% of the Common Stock outstanding on the date hereof, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. All the outstanding shares of capital stock of each Subsidiary and of Level 3 Communications Limited and Level 3 Bermuda, Ltd. have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than the pledge of such shares or equity interests pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Final Prospectuses).

          (f) There is no franchise, contract or other document of a character required to be described in the Registration Statements or Final Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectuses under the headings "Business--Regulation" and "Business--Legal Proceedings" fairly summarize the matters therein described.

          (g) Each of this U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final

     Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i) The execution and delivery of this U.S. Underwriting Agreement and the International Underwriting Agreement, the issuance and sale of the Securities hereunder and under the International Underwriting Agreement, the performance by the Company of this U.S. Underwriting Agreement and the International Underwriting Agreement and the consummation of the other transactions herein and therein contemplated will not (x) conflict with or result in a breach or violation of any of the respective charters, by-laws or other organizational documents of the Company or any of the Subsidiaries or Level 3 Communications Limited or Level 3 Bermuda, Ltd., (y) violate or conflict with any material statute, rule or regulation applicable to the Company or any Subsidiary or any order or decree of any governmental or regulatory agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties or (z) after giving effect to the waivers and consents obtained on or prior to the date hereof, if any, conflict with or result in a breach or violation of any term or provision of, constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien or other claim or encumbrance with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage or deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries or Level 3 Communications Limited or Level 3 Bermuda, Ltd., is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject. No authorization, approval or consent or order of, or filing, registration or qualification with, any court or governmental or regulatory body or agency is required in connection with the transactions contemplated by this Agreement and the International Underwriting Agreement except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations, the National Association of Securities Dealers, Inc. or, with respect to filing the Final Prospectuses with the Commission in accordance with Rule 424(b) under the Securities Act.

          (j) Except as described in the Final Prospectuses, there is no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory official, agency or body, domestic or foreign, pending against or affecting the Company or any of its subsidiaries, or any of their respective properties, that, if determined adversely, is reasonably expected to affect adversely the issuance of the Securities or in any manner draw into question the validity of the U.S. Underwriting Agreement or the International Underwriting Agreement or the Securities or to result, singularly or when aggregated with other pending actions and actions known to be threatened that are not described in the Final Prospectuses, in a Material Adverse Effect, or that is reasonably expected to materially and adversely affect the consummation of the U.S. Underwriting Agreement or the International Underwriting Agreement or the transactions contemplated hereby or thereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened.

          (k) None of the Company, any of the Subsidiaries, Level 3 Communications Limited or Level 3 Bermuda, Ltd. is or after giving effect to the issuance of the Securities will be (i) in violation of its respective charter, bylaws or other organizational documents or (ii) in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company, any of the Subsidiaries, Level 3 Communications Limited or Level 3 Bermuda, Ltd. is a party or by which any of them is bound, or to which any of the property or assets of the Company, any of the Subsidiaries, Level 3 Communications Limited or Level 3 Bermuda, Ltd. is subject, other than such defaults that could not, singularly or in the aggregate, have a Material Adverse Effect.

          (l) The firms of accountants that have certified the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Final Prospectuses are independent public accountants with respect to the Company and its subsidiaries, as required by the Securities Act. The consolidated historical statements and any pro forma information, together with related schedules and notes, if any, included or incorporated by reference in the Final Prospectuses comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. Such pro forma information has been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and gives effect to assumptions made on a reasonable basis and fairly presents in all material respects and gives effect to the transactions described therein pertaining to such pro forma information. The other financial and statistical information and data included in the Final Prospectuses and the Registration Statements, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (m) Each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental or regulatory bodies or agencies, and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business as currently operated in the manner described in the Final Prospectuses, except to the extent that the failure to obtain or file any such Authorizations would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on such business taken as a whole. All such Authorizations are in full force and effect with respect to the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

          (n) Except as disclosed in the Final Prospectuses, no holder of any security of the Company has or will have any right to require the registration of such security by virtue of the offering and sale of the Securities under the U.S. Underwriting Agreement or the International Underwriting Agreement other than any such right that has been expressly waived in writing. No holder of any of the outstanding shares of capital stock of the Company or any other person is entitled to preemptive or other rights to subscribe for the Securities.

          (o) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Securities.

          (p)  Other than the Subsidiaries, there is no entity or other person
     (i) of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company and (ii) which held more than 5% of the total assets of the Company on a consolidated basis as of December 31, 1999, excluding inter-company balances.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

          2.   Purchase and Sale.  (a)  Subject to the terms and conditions and
               ------------------
in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $104.695 per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in
Schedule I to this U.S. Underwriting Agreement.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 2,550,000 U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.   Delivery and Payment.  Delivery of and payment for the U.S.
               ---------------------
Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on February 29, 2000 or at such time on such later date not more than three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being called in this U.S. Underwriting Agreement the "Closing Date"). Delivery of the U.S. Securities shall be made to the

U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof of the U.S. Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the U.S. Option Securities (at the expense of the Company), to the U.S. Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the U.S. Representatives (which shall be not more than ten nor fewer than three Business Days after exercise of said option) certificates for the U.S. Option Securities in such names and denominations as the U.S. Representatives shall have required for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, under this U.S. Underwriting Agreement shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

          4.   Offering by Underwriters.  It is understood that the several U.S.
               -------------------------
Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Final Prospectus.

          5.   Agreements.  (i)  The Company agrees with the several U.S.
               -----------
Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statements, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statements or supplement to the Basic Prospectus or any Rule 462(b) Registration Statements unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statements have become or become effective pursuant to Rule 430A, or filing of the Final Prospectuses is otherwise required under Rule 424(b), the Company will cause the Final Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statements, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statements shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statements shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statements, or any Rule 462(b) Registration Statements, or for any supplement to the Final Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which either of the Final Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statements or supplement either of the Final Prospectuses to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this
     Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectuses to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, a conformed copy of the Registration Statements (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statements (without exhibits thereto) and, so long as delivery of a prospectus by U.S. Underwriter or dealer may be required by the Securities Act, as many copies of the U.S. Preliminary Prospectus and the U.S. Final Prospectus and any supplement thereto as the U.S. Representatives may reasonably request. The Company will pay the expenses of printing or other production of all such documents.

          (e) The Company will cooperate with the Representatives in arranging, at the Company's cost, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the U.S. Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then subject. The Company promptly will advise the U.S. Representatives of the receipt by it of any notification with respect to the suspension of the qualification of the U.S. Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, issue, announce the offering or issuance of or otherwise dispose of, directly or indirectly, register, cause to be registered or announce the registration or intended registration of, in any case for its own account, any shares of Common Stock, including any such shares beneficially or indirectly owned or controlled by the Company, or any securities convertible into or exchangeable for Common Stock, for a period of 90 days from the date of the International Final Prospectus, except for: (A) up to 3,000,000 shares of Common Stock in the aggregate issued in connection with acquisitions (including by consolidation, merger or similar transaction and including acquisitions of shares of any of its subsidiaries held by minority shareholders), provided that more than 3,000,000 such shares may be issued to the extent the purchaser or purchasers of such excess shares agree to be bound by the provisions of this paragraph for any remaining portion of such 90-day period, (B) Common Stock issued pursuant to any employee benefit plan, stock ownership or stock option plan or dividend reinvestment plan in effect on the Execution Date or options granted pursuant to any such plan in effect on the Execution Date, provided that such options cannot be exercised for any remaining portion of such 90-day period, (C) Common Stock issued in connection with the inclusion of the Common Stock in any Major Market Index, (D) maintaining the effectiveness of any registration statement in place on the Execution Date or otherwise permitted to be filed under this paragraph, (E) Common Stock issued in connection with the exercise of any warrants outstanding on the Execution Date, (F) Common Stock issued to prospective employees in connection with such employees being hired by the Company, (G) the Securities, the Convertible Notes issuable under the Underwriting Agreement, dated February 23, 2000, among the Company and the representatives of the underwriters listed therein, the Common Stock issuable upon conversion of such Convertible Notes and upon conversion of the Company's existing 6% Convertible Subordinated Notes due 2009 and (H) the filing, announcing or amending of a shelf registration for up to $5 billion of securities, provided, however, that this clause (H) shall not permit the actual offering, or "take down" of any such securities during such 90-day period.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company will apply the net proceeds from the sale of the Securities sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Prospectuses.

          (ii) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Final Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict
(A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney Inc. (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Final Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

          (iii) The agreements of the U.S. Underwriters set forth in paragraph
(ii) of this Section 5 shall terminate upon the earlier of the following events:

          (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section 5(ii) of the International Underwriting Agreement; or

          (b) the expiration of a period of 30 days after the Closing Date, unless (A) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (B) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (ii) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection (iii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

          6.    Conditions to the Obligations of the Underwriters.  The
                --------------------------------------------------
obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this U.S. Underwriting Agreement and to the following additional conditions:

          (a) If the Registration Statements have not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statements will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Willkie Farr & Gallagher, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit A.

          (c) The Company shall have caused Swidler Berlin Shereff Friedman LLP, regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit B.

          (d) The Company shall have caused Osler, Hoskin & Harcourt, Canadian regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date, and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit C.

          (e) The Company shall have furnished to the Representatives the opinion of Thomas C. Stortz, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit D.

          (f) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statements, the Final Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statements, the Final Prospectuses, any supplements to the Final Prospectuses and the Underwriting Agreements and that:

               (i) the representations and warranties of the Company in the Underwriting Agreements are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statements have been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since December 31, 1999, the date of the most recent financial statements included or incorporated by reference in the Final Prospectuses (exclusive of any supplements thereto), there has not been, singularly or in the aggregate, any Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto).

          (h) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statements and the Final Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) nothing came to their attention which caused them to believe that the information included or incorporated by reference in the Registration Statements and the Final Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) in the Final Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          All references in this Section 6(h) to the Registration Statements or the Final Prospectuses shall be deemed to include any amendments or supplements thereto at the date of the letter.

          (i) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statements and Final Prospectuses reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission; and

               (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statements and the Final Prospectuses, and the information included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in the Registration Statements and the Final Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          All references in this Section 6(i) to the Registration Statements or the Final Prospectuses shall be deemed to include any amendment or supplement thereto at the date of the letter.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statements (exclusive of any amendment thereof) and the Final Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any increase, change or decrease specified in the letter or letters referred to in paragraph (i) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectuses (exclusive of any supplement thereto).

          (k) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of the Company's debt securities.

          (l) The Securities shall have been listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

          (m) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the International Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement.

          (n) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement and the International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

          7.   Reimbursement of U.S. Underwriters' Expenses.  If the sale of the
               ---------------------------------------------
U.S. Securities provided for in this U.S. Underwriting Agreement is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this U.S. Underwriting Agreement or comply with any provision hereof, other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. Except as provided in the preceding sentence or elsewhere in this U.S. Underwriting Agreement, the U.S. Underwriters shall be responsible for all costs and expenses incurred by them in connection with their purchase of the U.S. Securities hereunder and the resale of any of the U.S. Securities, including, without limitation, their own out-of-pocket lodging, meal and other "roadshow" expenses and fees and disbursements of counsel for the U.S. Underwriters and (ii) such other "roadshow" expenses as shall be agreed upon by the Company and the U.S. Representatives.

          8.   Indemnification and Contribution.   (a)  The Company agrees to
               ---------------------------------
indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus or in the U.S. Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in the Basic Prospectus or any U.S. Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such U.S. Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such loss, claim, damage or liability results from the fact that (i) the Company had previously furnished copies of the U.S. Final Prospectus to the Representatives,
(ii) delivery of the U.S. Final Prospectus was required by the Securities Act to be made to such person, (iii) the untrue statement or omission of a material fact contained in the Basic Prospectus or the U.S. Preliminary Prospectus was corrected in the U.S. Final Prospectus, (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the U.S. Final Prospectus and (v) such correction would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statements, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, under the heading "Underwriting" in the U.S. Preliminary Prospectus and U.S. Final Prospectus, constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. Preliminary Prospectus or the U.S. Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or
(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney. An indemnifying party shall not be liable under this
Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter under this U.S. Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statements and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Default by a U.S. Underwriter. If any one or more U.S.
               ------------------------------
Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company, except as provided in Section 11 hereof. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statements and the Final Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

          10.  Termination.  This U.S. Underwriting Agreement shall be subject
               ------------
to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in any of the Company's Securities shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the U.S. Final Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive. The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of the U.S. Underwriting Agreement.

          12.  Notices.  All communications under this U.S. Underwriting
               --------
Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 723-7887) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Level 3 Communications, Inc. (fax no.: (303) 926-3467) Attention: General Counsel and confirmed to it at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: General Counsel.

          13.  Successors.  This U.S. Underwriting Agreement will inure to the
               -----------
benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

          14.  Applicable Law.  This U.S. Underwriting Agreement will be
               ---------------
governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts.  This U.S. Underwriting Agreement may be signed in
               ------------
one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used in this U.S. Underwriting
               ---------
Agreement are for convenience only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this U.S.
               ------------
Underwriting Agreement, shall have the meanings indicated.

          "Basic Prospectus" shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statements at the Effective Date, including the Preliminary Prospectuses (if any).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statements, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statements became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectuses" and "each Final Prospectus" and "the Final Prospectus" shall mean the U.S. Final Prospectus and the International Final Prospectus.

          "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "International Final Prospectus" shall mean such form of final prospectus supplement relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is made, such form of prospectus supplement relating to the International Securities included in the Registration Statements at the Effective Date.

          "International Representative" shall mean the addressees of the International Underwriting Agreement.

          "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

          "International Underwriters" shall mean the several underwriters named in Schedule I to the International Underwriting Agreement.

          "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Company to the International Underwriters.

          "Major Market Index" shall mean the Dow Jones Industrial Average or Standard and Poor's 500 Stock Index.

          "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "Preliminary Prospectuses" shall have the meaning set forth under "U.S. Preliminary Prospectus".

          "Representatives" shall mean the U.S. Representatives and the International Representatives.

          "Registration Statements" shall mean the Registration Statements referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statements become effective prior to the Closing Date, shall also mean such Registration Statements as so amended or such Rule 462(b) Registration Statements, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Securities Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statements when they become effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statements" shall mean Registration Statements and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statements referred to in Section 1(a) hereof.

          "Salomon Smith Barney" shall mean Salomon Smith Barney Inc. and Salomon Brothers International Limited.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Securities" shall mean the U.S. Securities and the International Securities.

          "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

          "Underwriting Agreements" still mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "Underwritten Securities" shall mean the International Underwritten Securities and the U.S. Underwritten Securities.

          "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus supplement to the Basic Prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph 1(i)(a) above and any preliminary prospectus supplement to the Basic Prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statements at the Effective Date that omits Rule 430A Information; the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

          "U.S. Final Prospectus" shall mean the prospectus supplement relating to the U.S. Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus supplement relating to the U.S. Securities included in the Registration Statements at the Effective Date.

          "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

          "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

          "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company to the U.S. Underwriters.

          "U.S. Underwriters" shall mean the several underwriters named in
     Schedule I to the U.S. Underwriting Agreement.

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                              Very truly yours,



                              Level 3 Communications, Inc.

                              By: /s/ Thomas C. Stortz
                                 -------------------------
                                 Name:  Thomas C. Stortz
                                 Title: Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:  Salomon Smith Barney Inc.

By:/s/ D. Scott Miller
   ------------------------------
   Name:  D. Scott Miller
   Title: Managing Director

For themselves and the other
several U.S. Underwriters named
in Schedule I to the foregoing
Agreement.

                                  SCHEDULE I

                                                              Number of
                                                          U.S. Underwritten
Underwriters                                          Securities to be Purchased
------------                                          --------------------------
Salomon Smith Barney Inc............................           5,142,500
Goldman, Sachs & Co.................................           5,142,500
J.P. Morgan Securities Inc..........................           1,317,500
Morgan Stanley & Co. Incorporated...................           1,317,500
Chase Securities Inc................................             510,000
Credit Suisse First Boston Corporation..............             510,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..             510,000
Banc of America Securities LLC......................             425,000
Janco Partners, Inc.................................             425,000
Kirkpatrick, Pettis, Smith, Polian Inc..............             425,000
Lazard Freres & Co. LLC.............................             425,000
U.S. Bancorp Piper Jaffray Inc......................             425,000
Wasserstein Perella Securities, Inc.................             425,000
                                                              ----------

   Total............................................          17,000,000
                                                              ==========

                                  SCHEDULE II


Subsidiaries
------------

PKS Information Services, Inc.
Level 3 Holdings, Inc.
KCP, Inc.
Level 3 International, Inc.
Level 3 Communications, LLC

                                   EXHIBIT A

                                  Opinion of
                                  ----------
                           Willkie Farr & Gallagher
                           ------------------------
                            Counsel for the Company
                            -----------------------


          1. Each of the Company and Level 3 Communications, LLC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the U.S. and International Final Prospectuses (the "Final Prospectuses").

          2. All the outstanding shares of capital stock or other equity interests of the Company and Level 3 Communications, LLC have been duly and validly authorized and are duly issued and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any statutory preemptive right of stockholders; to the knowledge of such counsel after due inquiry, such shares or other equity interests are not held in violation of any other preemptive right of stockholders or other equity interest holders, and except as otherwise set forth in the Final Prospectuses, all outstanding equity interests of Level 3 Communications, LLC are owned by the Company either directly or through wholly owned subsidiaries, to the knowledge of such counsel, after due inquiry, free and clear of any agreement providing for a security interest in such equity interests to secure any obligation and any stockholders' agreements, voting trusts, claims or other encumbrances (other than the pledge of the equity interests of Level 3 Communications, LLC pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Final Prospectuses).

          3. (i) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statements which is not adequately disclosed or incorporated by reference in the Final Prospectuses, and (ii) to the best knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statements or the Final Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Final Prospectuses under the heading "Certain United States Tax Consequences to Non-United States Holders," insofar as such section summarizes matters of law, fairly summarize the matters therein described.

          4. The Registration Statements have become effective under the Securities Act; any required filing of the Basic Prospectus, any Preliminary Prospectus and the Final Prospectuses and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statements have been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statements and the Final Prospectuses (other than the financial statements and other financial information contained therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

                                                                               2
          5. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          6. To the best knowledge of such counsel, no consent, approval, authorization, license, certificate, permit or order of any court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreements and the Securities or for the consummation of the transactions contemplated thereby, except such as may be required by the Federal Communications Commission or similar state regulatory authorities or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need not opine) and such other approvals (to be specified in such opinion) as have been obtained.

          7. Neither the execution and delivery of the Underwriting Agreements, nor the issue and sale of the Securities, nor the consummation of any other of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation, by-laws or other organizational documents of the Company or of any Subsidiary or the terms of any agreement or instrument listed on Annex I hereto, or any judgment, order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental agency, authority or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, except orders or regulations of the Federal Communications Commission or similar state regulatory authorities or regulations of any state securities commission (as to which such counsel need not opine).

          8. To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities in connection with or as a result of the offering and sale of the Securities under the Underwriting Agreements.

          9. The Company's authorized equity capitalization as of December 31, 1999, is as set forth in the Final Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectuses; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreements, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus and, except for outstanding warrants and options to purchase shares of Common Stock that in the aggregate represent less than 1% of the Common Stock outstanding on the date of the Underwriting Agreements, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          10. The Company has full corporate right, power and authority to execute and deliver the Underwriting Agreements and to perform its obligations thereunder, including the issuance of the Securities; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of the Underwriting Agreements and for the consummation of the transactions contemplated thereby has been duly and validly taken.

          11. The Underwriting Agreements have been duly authorized, validly executed and delivered by the Company.

          In addition, such counsel shall state that they have participated in conferences with representatives of the Company, the Underwriters and their counsel, at which conferences the contents of the Final Prospectuses were discussed, and, although, except as otherwise described above, such counsel has not independently checked or verified and does not pass upon and assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statements or the Final Prospectuses, such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statements contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that either Final Prospectus as of its date or on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein or omitted therefrom and other than the sections entitled "Risk Factors--We are subject to significant regulation that could change in an adverse manner", "-- Canadian law currently does not permit us to offer services in Canada" and "-- Potential regulation of Internet service providers could adversely affect our operations", "Business--Regulation" included in the Final Prospectuses and comparable sections in the Company's Exchange Act reports incorporated in the Final Prospectuses by reference, as to which such counsel need not express a belief).

          Such opinion may be limited to the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law and the Limited Liability Company Act of the State of Delaware.

          All references in this Exhibit A to the Final Prospectuses shall be deemed to include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state.

                                    ANNEX I
                                  to Exhibit A


1. Construction and Maintenance Agreement relating to Japan-US Cable Network dated July 31, 1998.

2. Fibre Optic Cable License Agreement, dated December 23, 1998, between Norfolk Southern Railway Company, Central of Georgia Railroad Company, and Georgia Southern and Florida Railway Company and Level 3 Communications, LLC, as modified by the Letter Agreement, dated July 26, 1999, by Level 3 Communications, LLC, and as further modified by the Letter Agreement, dated September 8, 1999, by Level 3 Communications, LLC.

3. Agreement, dated November 19, 1998, between Worldwide Fibre Inc. and Level 3 Communications, LLC for construction and right of way.

4. Agreement, dated November 19, 1998, between Mi-Link LLC and Level 3 Communications, LLC for construction and right of way.

5. Assignment, dated December 19, 1998, by Level 3 Communications, LLC in favor of Level 3 Communications Canada Co. of certain rights under the Agreement, dated November 19, 1998 between Mi-Link LLC and Level 3 Communications, LLC.

6. Acquisition Agreement by and between CalEnergy Co., Inc. and Kiewit Diversified Group, Inc., dated September 10, 1997.

7. Agreement and Plan of Merger among Level 3 Communications, Inc., CrimsonAcqCo, Inc., XCOM Technologies, Inc. and certain individuals, partnerships and companies, dated April 3, 1998.

8. Telecommunications Services Agreement between Frontier Communications International Inc. and Level 3 Communications, LLC, dated March 23, 1998, as modified by Amendment Number One to Telecommunications Services Agreement, dated June 3, 1998, as further modified by Amendment Number Two to Telecommunications Services Agreement, dated March 11, 1999, and Amendment Number Three to Telecommunications Services Agreement, dated September 24, 1999.

9. Switched Services Supplement to Telecommunications Services Agreement between Frontier Communications of the West, Inc. (an affiliate of Frontier Communications International Inc.) and Level 3 Communications, LLC, dated October 7, 1998.

10. Fiber Optic Survey Agreement between Level 3 Communications, LLC and Union Pacific Rail Road Company, dated March 31, 1998.

11. Fiber Optic Agreement between Level 3 Communications, LLC and Union Pacific Rail Road Company, dated 1998.

12. Agreement between Kiewit Coal Properties, Inc. and Kiewit Mining Group, Inc., dated January 8, 1992.

13. Separation Agreement by and among Peter Kiewit Sons', Inc., Kiewit Diversified Group, Inc., PKS Holdings, Inc., and Kiewit Construction Group, Inc., dated December 8, 1997.

14. Amendment to Separation Agreement by and among Peter Kiewit Sons', Inc., Level 3 Communications, Inc., PKS Holdings, Inc. and Kiewit Construction Group, Inc., dated March 18, 1998.

15. Tax Sharing Agreement by and between Peter Kiewit Sons', Inc. and PKS Holdings, Inc., dated March 26, 1998.

16. Promissory Note from Peter Kiewit Sons' Co. to Metropolitan Life Insurance Company, dated June 27, 1997.

17. Deed of Trust, Security Agreement and Fixture Filing by Peter Kiewit Sons' Co., to Metropolitan Life Insurance Company, dated June 27, 1997.

18. Cost Sharing and IRU Agreement among Level 3 Communications, LLC and Internext LLC, dated July 18, 1998.

19. Master Right-of-Way Agreement among Level 3 Communications, LLC and The Burlington Northern and Santa Fe Railway Company, dated June 23, 1998.

20. Intercity Network Infrastructure Contract between Level 3 Communications, LLC and Kiewit Construction Company, dated June 15, 1998.

21. Modification Number One to Intercity Network Infrastructure Contract between Level 3 Communications, LLC and Kiewit Construction Company, dated June 25, 1999.

22. Global Master Procurement Agreement between BTE Equipment, LLC and Lucent Technologies Inc., dated May 17, 1999.

23. Cross Channel Cables Agreement among France Manche S.A., The Channel Tunnel Group Limited, Level 3 Communications Limited and Level 3 Communications S.A., dated June 22, 1999.

24. Fiber Optic Cable System Contract between Level 3 Communications Limited, Level 3 Communications S.A. and Alcatel Submarine Networks S.A., dated May 14, 1999.

25. Engineer, Procure and Construct Contract between Level 3 Communications, GmbH and Alcatel Contracting, GmbH dated March 30, 1999.

26. Engineer, Procure and Construct Contract between Level 3 Communications, Ltd. and Fujitsu Telecommunications Europe, Ltd., dated March 19, 1999.

27. Engineer, Procure and Construct Contract between Level 3 Communications, SA and Alcatel Contracting, SA dated April 9, 1999.

28. Joint Build Agreement among Colt Telecom Group plc and certain of its subsidiaries and Level 3 International Inc. and certain of its subsidiaries, dated May 4, 1999.

29. Supply Contract among Level 3 (Bermuda) Ltd., Level 3 Communications Limited, Level 3 International, Inc. and Tyco Submarine Systems Ltd., dated June 15, 1999, as modified by Contract Variation Number 1, dated as of February 10, 1999, Yellow Cable System Written Order for Contract Variation Number 3, dated as of February 14, 2000.

30. Credit Agreement, dated as of September 30, 1999, among Level 3 Communications, Inc., certain subsidiaries of Level 3 Communications, Inc., the lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, as amended by the First Amendment, dated as of November 24, 1999.

31. Shared Collateral Security Agreement, dated as of December 8, 1999, among Level 3 Communications, Inc., certain subsidiaries of Level 3 Communications, Inc. and The Chase Manhattan Bank, as Collateral Agent.

32. Shared Collateral Pledge Agreement, dated as of December 8, 1999, among Level 3 Communications, Inc., certain subsidiaries of Level 3 Communications, Inc. and The Chase Manhattan Bank, as Collateral Agent.

33. Indenture, dated as of April 28, 1998 between Level 3 Communications, Inc. and IBJ Schroder Bank & Trust Company, as trustee.

34. Indenture, dated as of December 2, 1998 between Level 3 Communications, Inc. and IBJ Schroder Bank & Trust Company, as trustee.

35. Indenture, dated as of September 20, 1999, between Level 3 Communications, Inc. and IBJ Whitehall Bank & Trust Company, as trustee.

36. First Supplemental Indenture, dated as of September 20, 1999 between Level 3 Communications, Inc. and IBJ Whitehall Bank & Trust Company, as trustee.

                                   EXHIBIT B

                                   Opinion of
                                   ----------
                      Swidler Berlin Shereff Friedman LLP
                      -----------------------------------
                      Regulatory Counsel for the Company
                      ----------------------------------


          1. The licenses, certificates, permits and authorizations set forth in Attachment A to this opinion constitute all of the licenses, certificates, permits and authorizations required by the Federal Communications Commission ("FCC") and the State Regulatory Agencies (as defined below) for the provision of telecommunications services by the Company and the Subsidiaries as such counsel understands those services currently to be provided based on the declaration of an executive officer of the Company attached to such opinion, where the failure to obtain or hold such license, certificate, permit or authorization would materially adversely affect the ability of the Company or the Subsidiaries to provide such services, and none of the Company or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company or such Subsidiary, in connection with the provision of such services.

          2. To the best knowledge of such counsel, after reasonable inquiry, neither the Company nor any of the Subsidiaries is subject to any pending or threatened proceeding, complaint or investigation before the FCC or any State Regulatory Agency based on any alleged violation by the Company or its Subsidiaries in connection with the provision of or failure to provide telecommunications services, of a character that would be required to be disclosed or incorporated by reference in the Registration Statements and the Final Prospectuses, which is not adequately disclosed in the Registration Statements and the Final Prospectuses.

          3. The statements included in the Final Prospectuses under the headings "Risk Factors--We are subject to significant regulation that could change in an adverse manner," "--Canadian law currently does not permit us to offer services in Canada" and "--Potential regulation of Internet service providers could adversely affect our operations" and "Business--Regulation", fairly summarize the matters therein described.

          4. No consent, approval, authorization, license, certificate, permit or order of the FCC or any State Regulatory Agency is required for the consummation of the transactions contemplated by the Underwriting Agreements.

          5. Neither the execution and delivery of the Underwriting Agreements nor the issue and sale of the Securities contemplated thereby will conflict with or result in a breach or violation of the Communications Act of 1934, as amended, any order or regulation of the FCC or any State Regulatory Agency applicable to the Company or any of the Subsidiaries or cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license or other authorization of the FCC.

          Such counsel has not itself checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statements and the Final Prospectuses. Such counsel has generally reviewed and discussed with representatives of and counsel for the Underwriters and with certain officers and employees of, and counsel for, the Company the information furnished, whether or not subject to its check and verification. Although such counsel has not independently checked or verified and is neither passing upon nor assuming any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statements and the Final Prospectuses or any amendment thereof or supplement thereto, nothing has come to its attention which would cause it to believe that the statements included in the Final Prospectuses under the headings "Risk Factors--We are subject to significant regulation that could change in an adverse manner" and "- -Potential regulation of internet service providers could adversely affect our operations" and "Business--Regulation", on the date thereof or on the Closing Date contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such counsel's opinions may be based solely on the Communications Act of 1934, as amended, decisions of the FCC and FCC rules and regulations, comparable state statutes governing telecommunications, and the rules and regulations of comparable state regulatory agencies with direct regulatory jurisdiction over telecommunications matters in the states in which the Company and the Subsidiaries provide intrastate services ("State Regulatory Agencies"). Such counsel's opinion may be limited solely to matters arising under these authorities regarding federal common carrier telecommunications regulatory requirements and comparable state regulatory requirements in states in which the Company and the Subsidiaries provide intrastate services.

          Such counsel is a member of the Bar of the District of Columbia. In rendering this opinion, such counsel has relied as to certain matters of fact on certificates of responsible officers of the Company and public officials.

          All references in this Exhibit B to the Registration Statements or the Final Prospectuses shall be deemed to include any amendment or supplement thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state.

                                   EXHIBIT C

                                  Opinion of
                                  ----------
                           Osler, Hoskin & Harcourt
                           ------------------------
                  Canadian Regulatory Counsel for the Company
                  -------------------------------------------


1. The statements in the Final Prospectus under the captions "Risk Factors -- Canadian law currently does not permit us to offer services in Canada" and "Canadian Regulation", in each case insofar as such statements describe or summarize matters of law or constitute legal conclusions, fairly describe or summarize all matters referred to therein.

                                   EXHIBIT D

                                  Opinion of
                                  ----------
                   Thomas C. Stortz, Senior Vice President,
                   ----------------------------------------
                 General Counsel and Secretary of the Company
                 --------------------------------------------


          1. Each of the Subsidiaries, other than Level 3 Communications, LLC, as to which such counsel need not opine, has been duly incorporated or formed and is validly existing and in good standing in the jurisdiction of its incorporation or formation, and has the requisite corporate power and authority to carry on its business and own its properties as currently being conducted and as described in the Final Prospectuses.

          2. All the outstanding shares of capital stock or other equity interests of each Subsidiary, other than Level 3 Communications, LLC, as to which such counsel need not opine, have been duly and validly authorized and are duly issued and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any statutory preemptive right of stockholders; to the knowledge of such counsel after due inquiry, such shares or other equity interests are not held in violation of any other preemptive right of stockholders, and except as otherwise set forth in the Final Prospectuses, all outstanding shares of capital stock or other equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries, to the knowledge of such counsel, after due inquiry, free and clear of any agreement providing for a security interest in such shares or equity interests to secure any obligation and any stockholders' agreements, voting trusts, claims or other encumbrances (other than the pledge of such shares or equity interests pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Final Prospectuses).

          3. Neither the execution and delivery of the Underwriting Agreements nor the issue and sale of the Securities, nor the consummation of any other of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the terms of any indenture or other agreement or instrument actually known to such counsel, after due inquiry (which does not include (i) a review of all the agreements or instruments in the Company's files or of agreements or instruments such counsel has not been involved with or (ii) a canvasing of the Company's employees), and to which the Company or any Subsidiary is a party or bound or its property is subject.

          4. The information included in the Final Prospectuses under the headings "Risk Factors--Environmental liabilities from our historical operations could be material" and "Business--Legal Proceedings", insofar as such headings summarize matters of law, fairly summarize the matters therein described.

          Such opinion may be limited to the laws of the State of Nebraska, the Federal laws of the United States of America and the General Corporation Law and the Limited Liability Company Act of the State of Delaware.

          All references in this Exhibit D to the Final Prospectuses shall be deemed to include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state.